                                                                                                                 EXHIBIT 12.4
                                                                                                                 Page 1


                                                     THE TOLEDO EDISON COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                           Year Ended December 31,
                                                                       -----------------------------------------------------------
                                                                          1998        1999         2000        2001         2002
                                                                       ----------  ----------   ----------  ---------    ---------
                                                                                        (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................         $106,582    $ 99,945      $137,233     $ 62,911     $ 13,337
   Interest and other charges, before reduction for
     amounts capitalized.....................................           88,263      78,496        72,055       62,283       57,672
   Provision for income taxes................................           72,696      56,821        76,991       39,642        4,907
   Interest element of rentals charged to income (a).........          100,245      98,445        96,358       92,108       87,174
                                                                      --------    --------      --------     --------     --------
     Earnings as defined.....................................         $367,786    $333,707      $382,637     $256,944     $163,090
                                                                      ========    ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense..........................................         $ 88,263    $ 78,496      $ 72,055     $ 62,283     $ 57,672
   Interest element of rentals charged to income (a).........          100,245      98,445        96,358       92,108       87,174
                                                                      --------    --------      --------     --------     --------
     Fixed charges as defined................................         $188,508    $176,941      $168,413     $154,391     $144,846
                                                                      ========    ========      ========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES...................................................             1.95        1.89          2.27         1.66         1.13
                                                                          ====        ====          ====         ====         ====


-------------------------


(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.




                                                                                                               EXHIBIT 12.4
                                                                                                               Page 2


                                                     THE TOLEDO EDISON COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                        STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                       Year Ended December 31,
                                                                    -------------------------------------------------------------
                                                                       1998        1999         2000         2001          2002
                                                                    ----------  ----------   ----------   ---------     ---------
                                                                                       (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............................     $106,582   $  99,945     $137,233    $  62,911     $ 13,337
   Interest and other charges, before reduction
     for amounts capitalized....................................       88,263      78,496       72,055       62,283       57,672
   Provision for income taxes...................................       72,696      56,821       76,991       39,642        4,907
   Interest element of rentals charged to income (a)............      100,245      98,445       96,358       92,108       87,174
                                                                    ---------  ----------     --------     --------     --------
     Earnings as defined........................................     $367,786    $333,707     $382,637     $256,944     $163,090
                                                                     ========    ========     ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense.............................................    $  88,263   $  78,496     $ 72,055     $ 62,283     $ 57,672
   Preferred stock dividend requirements........................       13,609      16,238       16,247       16,135       11,356
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis.........................        8,335      10,363       10,143       10,167        4,178
   Interest element of rentals charged to income (a)............      100,245      98,445       96,358       92,108       87,174
                                                                    ---------  ----------     --------     --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis).............     $210,452    $203,542     $194,803     $180,693     $160,380
                                                                     ========    ========     ========     ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS).......................................         1.75        1.64         1.96         1.42         1.02
                                                                         ====        ====         ====         ====         ====


-------------------------


(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.

